UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2014

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Fleet Status
On June 19, 2014, Hercules Offshore, Inc. (the “Company”) posted on its website at www.herculesoffshore.com a report entitled “Hercules Offshore Fleet Status Report” (the “Fleet Status Report”). The Fleet Status Report includes the Hercules Offshore Rig Fleet Status (as of June 19, 2014), which contains information for each of the Company’s drilling rigs, including contract dayrate and duration. The Fleet Status Report also includes the Hercules Offshore Liftboat Fleet Status Report, which contains information by liftboat class for May 2014, including revenue per day and operating days. The Fleet Status Report can be found under the Investor Relations portion of the Company's website.
Hercules 267 and Hercules Triumph Update

Due to the failure of Sonangol officials to accept a local representative that meets the Company’s international legal compliance standards, the Company has experienced delays in obtaining Angolan visas for required crewmembers and delays in importing required parts and equipment into Angola to support operations under the drilling contract for the Hercules 267 (the “Contract”). As a result of these delays, the Contract will be terminated. Pursuant to an agreement with the customer, the Company will not have any contractual exposure to the customer as a result of the Contract termination.
Sonangol has failed to accept any of three different local representatives proposed by the Company who meet our legal compliance standards, notwithstanding the legal and technical sufficiency of our proposals. The Company understands that working with a local representative is required under the Contract, and the transition to a representative meeting our compliance standards is a necessary condition for the Company to continue to perform its obligations under the Contract in Angola.
As previously disclosed in our fleet status report on May 20, 2014, the Company recently moved the Hercules 267 to Gabon from Angola. The Hercules 267 has been on zero dayrate since late April 2014, and final cessation of the rig’s operations under the Contract will reduce our current estimated future backlog by an estimated $91.8 million, until we are able to obtain a contract for the rig in another location.
Also as a result of these circumstances, the Company will voluntarily forgo a three-year contract award it previously received in Angola for the Hercules Triumph.
The information and statements made in this 8-K and the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning the impact of the cessation of Hercules 267 operations on our estimated backlog, the potential to obtain future contracts, estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts, local content and representation, procedural requirements and administrative delays with respect to our international operations, as well as information that may be affected by delays in obtaining drilling permits in the Gulf of Mexico. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, our ability to renew or extend contracts, or enter into new contracts, when such contracts expire, the potential inability of our customers to obtain drilling permits that would cover the entire duration of our contracts in the U.S. Gulf of Mexico or otherwise satisfy regulatory requirements that may be then in effect, operational difficulties, shipyard, immigration and other delays, government and regulatory actions and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. We disclaim any obligation to update these disclosures except to the extent required by law or regulation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: June 19, 2014	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary